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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated August 31, 1995, with respect to the 1995 Consolidated Financial Statements of Ultralife Batteries, Inc. and Subsidiary included in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-47087) and related Prospectus of Ultralife Batteries, Inc. and Subsidiary for the registration of 2,500,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP


Syracuse, New York,
April 3, 1998